                                                                    Exhibit 99.2

                                  Exhibit 8

                   Consent of Sutherland Asbill & Brennan LLP

                               S.A.B. letterhead



                                 April 19, 2002



Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, Florida  33716

         RE:      WRL Series Life Account
                  WRL Freedom Equity Protector
                  File No. 33-31140


Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus for the WRL Freedom Equity Protector contained in Post-Effective Amendment No. 20 to the Registration Statement on Form S-6 (File No. 33-31140) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP


                                    By:    /s/ Mary Jane Wilson-Bilik
                                       ----------------------------------------
                                       Mary Jane Wilson-Bilik